QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.54

AMENDMENT TO EMPLOYMENT AGREEMENT

        This Amendment To Employment Agreement is entered into this 7th day of February, 2004 by and between WORLDWIDE RESTAURANT CONCEPTS, INC. (fka Sizzler International, Inc.), a Delaware corporation (the "Company") and CHARLES L. BOPPELL ("Executive").

        WHEREAS, Company and Executive entered into that Employment Agreement, dated February 8, 1999 (the "Agreement"), by which Executive was to be employed as President and Chief Executive of Company for a five year term; and

        WHEREAS, the Agreement will expire on February 7, 2004 unless amended by the mutual consent of the Company and Executive to extend its term; and

        WHEREAS, the Company and Executive are desirous of extending the Agreement on the terms as set forth below:

        NOW THEREFORE, the Agreement is amended as follows:

        1.     Subparagraph 8.(a) Term and Termination is amended to add the following new subparagraph 8.(a)(1) which provides: "Upon the expiration of the initial term, the Agreement shall be extended on a contract year-to contract year basis (February 8th of each calendar year through February 7th of the following calendar year shall constitute a "Contract Year"), unless (i) either the Company or Executive provides the other party with at least ninety (90) days prior written notice of its intention to terminate the Agreement upon the expiration of the current Contract Year or (ii) termination otherwise occurs as contemplated by this Section 8."

        2.     Paragraph 8. Term and Termination is amended by adding a new sub-paragraph 8.(d)(1) which states: "In the event Company notifies Executive of its intention to terminate the Agreement in accordance with subparagraph 8.(a)(1)(i) above, Company shall continue to pay to Executive for a period of one year from the date of termination, on a monthly basis prorated at one-twelfth the annual amount, the following termination benefits: 1) one year's base salary; 2) one year's performance bonus based upon the average performance bonus Executive actually received from the Company during the last two fiscal years prior to his termination; and 3) payment for one year's premiums for COBRA basic and executive medical and dental plans based on benefits then in effect. In the further event that Company desires to terminate Executive's employment during any Contract Year for any reason other than "For Cause" as defined in subparagraph 8.(c) below, Company shall pay to Executive his regular base salary for the remainder of such Contract Year and any prorated bonus which Executive may be entitled to based upon the final audited calculations of the annual performance bonus program at the end of the applicable fiscal year; and reimbursement for COBRA medical and dental benefits as set forth above for the remainder of such Contract Year, in addition to the termination benefits provided above."

        3.     Paragraph 8. Term and Termination is amended by adding a new sub-paragraph 8.(d)(2), which states: "In the event Executive notifies the Company of his intention to terminate the Agreement in accordance with subparagraph 8.(a)(1)(i) above, at the end of the first Contract Year or following the completion of any subsequent Contract Year thereafter, the Company and Executive will enter into a consulting agreement based upon the following general terms: 1) Duration—one year; 2) compensation—the total of Executive's base salary and one year's performance bonus based upon the average of the performance bonuses Executive actually received from the Company during the last two fiscal years prior to his termination; and 3) reimbursement for premiums paid for COBRA basic and executive medical and dental plans based on benefits then in effect. The above-referenced compensation will be paid on the first business day of each month. (i) In the event that Executive notifies Company of his intention to terminate the Agreement at any time during the first Contract Year following the effective date of this Amendment and fails to complete the first year of the extension, Executive shall not be entitled to any benefits under the above-referenced consulting agreement and Executive will only be entitled to a performance bonus if he qualifies under the terms of the performance bonus program then in effect; (ii) If Executive notifies Company of his intention to terminate the Agreement during any subsequent Contract Year and fails to complete the full term of such year, the consulting agreement will commence on the first day following Executive's termination of employment; (iii) In the event that Executive commences employment with a competitive restaurant company at any time following the effective date of the Amendment, this Agreement and the consulting agreement (if then in effect) will immediately terminate and no additional compensation or other benefits will be owed by Company to Executive under either the consulting agreement or the Employment Agreement.

        All other terms of the Agreement remain in full force and effect and to the extent there is any conflict between the terms of this Amendment and the Employment Agreement, the terms of this Amendment shall prevail.

THE COMPANY:	WORLDWIDE RESTAURANT CONCEPTS, INC.
By:
Its:
EXECUTIVE:	CHARLES L. BOPPELL

QuickLinks

AMENDMENT TO EMPLOYMENT AGREEMENT